Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-117613, 333-111985,
333-76570, 333-76080, 333-96047, 333-96045, 333-47422, 333-105737, and 333-105738), on Form S-4 (No. 333-139221) and on Form S-3 (No. 333-115148, 333-66088, 333-47532, 333-31394 and 333-32036) of Dynegy Inc. of our report dated February 27, 2007, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2007